Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 1 to the Registration Statement of FlexShopper, Inc. on Form S-1 (No. 333-226823) to be filed on or about August 30, 2018 of our report dated March 8, 2018, on our audits of the consolidated financial statements as of December 31, 2017 and 2016, and for each of the years then ended. We also consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-1.

/s/ EisnerAmper LLP

EISNERAMPER LLP

New York, New York

August 30, 2018